Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281887

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 2, 2024)

Celcuity Inc.

$175,000,000

2.750% Convertible Senior Notes due 2031

We are offering $175,000,000 aggregate principal amount of our 2.750% convertible senior notes due 2031 (the “notes”). In addition, we have granted the underwriters an option to purchase, exercisable for 30 days from the date of this prospectus supplement, up to an additional $26,250,000 aggregate principal amount of notes, solely to cover over-allotments.

MATURITY; INTEREST

We will pay interest on the notes at an annual rate of 2.750%, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026. The notes will mature on August 1, 2031, unless earlier converted, redeemed or repurchased by us.

CONVERSION

Noteholders may convert their notes at their option at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock, $0.001 par value per share (the “common stock”), or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. Notwithstanding the foregoing and the provisions of “Description of Notes—Conversion Rights—Settlement upon Conversion,” we will elect to irrevocably fix the settlement method to physical settlement in the indenture governing the notes. As a result, we will satisfy our conversion obligation by delivering shares of our common stock, together with cash in lieu of fractional shares, if applicable. The initial conversion rate is 19.4932 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $51.30 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

REDEMPTION AND REPURCHASE

The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on a redemption date on or after August 6, 2029 and on or before the 51st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

RANKING

The notes will be our general, unsecured, senior obligations and will be senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, including any borrowings under the Term Loans (as defined in this prospectus supplement), to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our future subsidiaries.

LISTING; COMMON STOCK

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CELC.” On July 29, 2025, the last reported sale price of our common stock on Nasdaq was $38.50 per share.

CONCURRENT TRANSACTION

Concurrently with this offering, we are conducting a public offering (the “Concurrent Common Stock Offering”) of 1,836,842 shares of our common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to 400,000 shares of common stock (or up to 2,172,368 of shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full). Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all.

The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy our common stock to be issued in the Concurrent Common Stock Offering. See “Prospectus Supplement Summary—Recent Developments,” “Use of Proceeds” and “Description of the Concurrent Common Stock Offering.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total(3)
Public offering price(1)	100.00%	$175,000,000
Underwriting discounts and commissions(2)	3.00%	$5,250,000
Proceeds to us, before expenses	97.00%	$169,750,000

(1) Plus accrued interest, if any, from August 1, 2025.

(2) See “Underwriting” for a description of compensation to the underwriters.

(3) Assumes no exercise of the underwriters’ over-allotment option.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) on or about August 1, 2025, which will be the second business day following the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Jefferies	TD Cowen	Leerink Partners

Lead Manager

LifeSci Capital

Financial Advisor to Celcuity Inc.

ICR Capital LLC

The date of this prospectus supplement is July 30, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Incorporation of Certain Documents by Reference.”

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference, and any related free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain and incorporate by reference information that you should consider when making your investment decision.

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PRESENTATION OF INFORMATION

In this prospectus supplement, all references to “we,” “us,” “our,” the “Company” or “Celcuity” or similar designations refer to Celcuity Inc., unless otherwise indicated or the context otherwise requires.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related free writing prospectus, and other materials filed or to be filed with the SEC contain forward-looking statements regarding us, our business prospects and our results of operations that are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 (our “Q1 Quarterly Report”), and in our other filings with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such forward-looking statement is made. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus supplement and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related free writing prospectus, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related free writing prospectus. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our clinical trial plans and the estimated timelines and costs for such trials;

●	our plans to develop and commercialize our products, and our expectations about the market opportunity for gedatolisib and our ability to serve that market;

●	our expectations with respect to our competitive advantages, including the potential efficacy of gedatolisib in various patient types alone or in combination with other treatments, and our interpretation of the Topline Data (as defined below);

●	our expectations regarding the timeline of patient enrollment and results from clinical trials, including our ongoing Phase 3 VIKTORIA-1 clinical trial, ongoing Phase 3 VIKTORIA-2 clinical trial, and ongoing Phase 1b/2 clinical trial for gedatolisib;

●	our expectations regarding our ability to obtain U. S. Food and Drug Administration approval to commercialize gedatolisib;

●	our expectations regarding governmental laws and regulations affecting our operations, including, without limitation, developments in laws and regulations or their interpretation, including, among others, changes in tax laws and regulations internationally and in the U.S. and laws that affect our operations and our laboratory;

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●	our expectations with respect to the development, validation, required approvals, costs and timelines of our drug candidate gedatolisib;

●	our beliefs related to the potential benefits resulting from Breakthrough Therapy designation for gedatolisib;

●	our plans with respect to research and development and related expenses for the foreseeable future;

●	our beliefs about our ability to capitalize on the exclusive global development and commercialization rights obtained from our license agreement with Pfizer Inc. (“Pfizer”) with respect to gedatolisib;

●	our expectations regarding the future payments that may be owed to Pfizer under our license agreement with them;

●	our beliefs with respect to the potential rate and degree of market acceptance, both in the United States and internationally, and clinical utility of gedatolisib;

●	our revenue expectations;

●	our expectations regarding business development activities, including collaborations with pharmaceutical companies;

●	our plans with respect to pricing in the United States and internationally, and our ability to obtain reimbursement for our drug candidate, gedatolisib, including expectations as to our ability or the amount of time it will take to achieve successful reimbursement from third-party payors, such as commercial insurance companies and health maintenance organizations, and from government insurance programs, such as Medicare and Medicaid;

●	our expectations as to the use of proceeds from our financing activities, including this offering and the Concurrent Common Stock Offering;

●	our expectations with respect to availability of capital, including accessing our current debt facility or any other debt facility or other capital sources in the future, and our assumption that we will have adequate authorized shares for future equity issuances;

●	our beliefs regarding the adequacy of our cash on hand to fund our clinical trials, capital expenditures, working capital, and other general corporate expenses, as well as the increased costs associated with being a public company;

●	our beliefs with respect to potentially raising capital;

●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, including our gedatolisib drug candidate and our CELsignia platform and tests; and

●	our expectations related to the incurrence of additional debt obligations under the A&R Loan Agreement.

These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Certain risks, uncertainties and other factors include, but are not limited to, our limited operating history; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the uncertainty and costs associated with clinical trials; the uncertainty regarding market acceptance by physicians, patients, third-party payors and others in the medical community, and with the size of market opportunities available to us; difficulties we may face in managing growth, such as hiring and retaining a qualified sales force and attracting and retaining key personnel; changes in government regulations; tightening credit markets and limitations on access to capital; stock market volatility or other factors that may affect our ability to access capital on favorable terms or at all; changes to trade policy, including new or increased tariffs and changing import and export regulations; obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us; and risks related to the notes. See “Risk Factors” in this prospectus supplement, our Annual Report, our Q1 Quarterly Report and in our other filings with the SEC for additional risks, uncertainties and other factors applicable to us.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein and therein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information in this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

The Company

We are a clinical-stage biotechnology company focused on the development of targeted therapies for the treatment of multiple solid tumor indications. Our lead therapeutic candidate is gedatolisib, a kinase inhibitor of the phosphatidylinositol 3-kinase (“PI3K”), serine/threonine-protein kinase protein kinase B (“AKT”), mechanistic target of rapamycin (“mTOR”) pathway that binds to all class I PI3K isoforms and the mTOR complexes, mTORC1 and mTORC2. By targeting all class I PI3K isoforms and mTORC1/2, gedatolisib induces comprehensive inhibition of the PI3K/AKT/mTOR pathway. Its mechanism of action and pharmacokinetic properties are differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together. A Phase 3 clinical trial, VIKTORIA-1, evaluating gedatolisib in combination with fulvestrant with or without palbociclib in patients with HR+/HER2- advanced breast cancer (“ABC”) is currently enrolling patients. Our Phase 3 clinical trial, VIKTORIA-2, evaluating gedatolisib in combination with a CDK4/6 inhibitor and fulvestrant as first-line treatment for patients with endocrine treatment resistant HR+/HER2- ABC, is currently enrolling patients. The first patient was dosed in July of 2025. A Phase 1b/2 clinical trial, CELC-G-201, evaluating gedatolisib in combination with darolutamide in patients with metastatic castration resistant prostate cancer, is ongoing. An investigator sponsored trial has been initiated in collaboration with the Dana Farber Cancer Institute and Massachusetts General Hospital to evaluate gedatolisib in combination with abemaciclib and letrozole in patients with endometrial cancer.

We were organized as a Minnesota limited liability company in 2011 and commenced operations in 2012. On September 15, 2017, we converted from a Minnesota limited liability company into a Delaware corporation and changed our name from Celcuity LLC to Celcuity Inc.

Our principal executive office is located at 16305 36th Avenue North, Suite 100, Minneapolis, Minnesota. Our telephone number is (763) 392-0767, and our website is www.celcuity.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein and therein by reference.

Recent Developments

Clinical Data

On July 28, 2025, we announced positive topline results (the “Topline Data”) from the PIK3CA wild-type cohort of the Phase 3 VIKTORIA-1 clinical trial evaluating gedatolisib plus fulvestrant with and without palbociclib versus fulvestrant in adults with hormone receptor (HR)-positive, human epidermal growth factor receptor 2 (HER2)-negative, PIK3CA wild-type, locally advanced or metastatic breast cancer, following progression on, or after, treatment with a CDK4/6 inhibitor and an aromatase inhibitor.

In the trial, gedatolisib in combination with palbociclib and fulvestrant (the “gedatolisib triplet”) demonstrated a statistically significant and clinically meaningful improvement in progression free survival (“PFS”) among patients, reducing the risk of disease progression or death by 76% compared to fulvestrant (based on a hazard ratio [HR] of 0.24, 95% confidence interval [CI] 0.17-0.35; p<0.0001). The median PFS (“mPFS”), as assessed by blinded independent central review (“BICR”), was 9.3 months with the gedatolisib triplet versus 2.0 months with fulvestrant, an incremental improvement of 7.3 months.

S-1

Gedatolisib in combination with fulvestrant (“gedatolisib doublet”) also demonstrated a statistically significant and clinically meaningful improvement in PFS among patients, reducing the risk of disease progression or death by 67% compared to fulvestrant (based on a HR of 0.33, 95% CI 0.24-0.48; p<0.0001). The median PFS (“mPFS”), as assessed by BICR, was 7.4 months with the gedatolisib doublet versus 2.0 months with fulvestrant, an incremental improvement of 5.4 months.

The topline efficacy data from the VIKTORIA-1 PIK3CA wild-type cohort established several new milestones in the history of drug development for HR+/HER2- ABC:

●	The hazard ratios for the gedatolisib triplet and doublet are more favorable than have ever been reported by any Phase 3 trial for patients with HR+/HER2- ABC.

●	The 7.3- and 5.4-months incremental improvements in mPFS for the gedatolisib triplet and gedatolisib doublet over fulvestrant, respectively, are higher than have ever been reported by any Phase 3 trial for patients with HR+/HER2- ABC receiving at least their second line of therapy.

●	Gedatolisib is the first inhibitor targeting the PI3K/AKT/mTOR pathway to demonstrate positive Phase 3 results in patients with HR+/HER2-/PIK3CA wild-type ABC whose disease progressed on or after treatment with a CDK4/6 inhibitor.

Treatment discontinuation due to a treatment-related adverse event for the gedatolisib triplet and gedatolisib doublet was lower than was observed in Arm D of the Phase 1b trial in patients with ABC, and lower than observed in any Phase 3 trials for currently approved drug combinations in HR+/HER2- ABC. Additionally, the gedatolisib triplet and gedatolisib doublet were better tolerated than was observed in the Phase 1b trial in patients with ABC, including lower rates of hyperglycemia and stomatitis.

Full data from the PIK3CA wild-type cohort of the VIKTORIA-1 clinical trial will be presented at an upcoming medical conference later this year. The Company expects to submit a New Drug Application for gedatolisib to the U.S. Food and Drug Administration in the fourth quarter of 2025. Topline data for the VIKTORIA-1 PIK3CA mutation cohort is expected by the end of 2025.

Second Amendment to Amended and Restated Loan and Security Agreement; Term D Loan

On July 28, 2025 we entered into the Second Amendment to Amended and Restated Loan and Security Agreement (the “Second Amendment”) with Innovatus Life Sciences Lending Fund I, LP, a Delaware limited partnership (“Innovatus”), as collateral agent (in such capacity, the “Collateral Agent”) and a lender, Oxford Finance LLC, a Delaware limited liability company (“Oxford”), as a lender, and the other lenders party thereto, pursuant to which the Existing A&R Loan Agreement (as defined below) was amended to (i) subject to certain terms and conditions, permit the issuance of the notes and certain transactions in connection therewith, including the conversion thereof settled solely in common stock (together with cash in lieu of the issuance of any fractional share of common stock), (ii) permit capped call transactions, (iii) require an amendment fee payable by us to Oxford in the amount of $25,000, which was paid at the closing of the Second Amendment and (iv) extend to May 9, 2026 the expiration date of Innovatus’ right to convert up to 20% of the outstanding principal of the Term A Loan (as defined below) into shares of our common stock at a price per share of $10.00.

In connection with the release of the Topline Data we believe that we have achieved the Term D Milestone (as defined in the A&R Loan Agreement) and therefore are eligible to incur an additional $30.0 million of indebtedness under the Term D Loan (as defined in the A&R Loan Agreement). We intend to draw down such $30.0 million in late August 2025 prior to the expiration of the Term D Draw Period (as defined in the A&R Loan Agreement) on August 31, 2025.

Concurrent Common Stock Offering

Concurrently with this offering, we are conducting a public offering (the “Concurrent Common Stock Offering”) of 1,836,842 shares of our common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to 400,000 shares of common stock (or up to 2,172,368 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise in full their option to purchase additional shares of common stock). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy shares of common stock in the Concurrent Common Stock Offering. Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all. See “Description of the Concurrent Common Stock Offering.”

Preliminary Financial Results as of June 30, 2025

Our cash, cash equivalents and short term investments are expected to be approximately $168.4 million as of June 30, 2025, as compared to $283.1 million as of June 30, 2024. The preceding preliminary financial information has been prepared by our management and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our interim financial statements as of and for the three-months and six-months ended June 30, 2025 subsequent to the completion of this offering. While we are currently unaware of any items that would require us to make adjustments to the preceding financial information, it is possible that we or our independent registered public accounting firm may identify such items as we complete our interim financial statements and any resulting changes could be material. Accordingly, undue reliance should not be placed on this preliminary financial information. This preliminary financial information is not necessarily indicative of any future period and should be read together with the sections entitled “Special Note About Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and with our condensed financial statements and the related notes incorporated by reference in this prospectus supplement.

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THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Celcuity Inc.

Issuer	Celcuity Inc.

Notes	$175,000,000 aggregate principal amount of 2.750% convertible senior notes due 2031 (or $201,250,000 aggregate principal amount if the underwriters exercise their over-allotment option in full).

Ranking	The notes will be our general, unsecured, senior obligations and will be:

	●	senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

	●	equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes;

	●	effectively subordinated to our existing and future secured indebtedness, including any borrowings under the Term Loans (as defined below), to the extent of the value of the collateral securing that indebtedness; and

	●	structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our future subsidiaries.

After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds from this offering as described in “Use of Proceeds,” as of March 31, 2025, the aggregate principal amount of our total indebtedness would have been $275.0 million, $100.0 million of which would have been secured indebtedness consisting of the Term Loans (with up to an additional $80.0 million available to be drawn by us under the A&R Loan Agreement upon the achievement of certain clinical trial milestones and the satisfaction of certain financial covenants) to which the notes would have been effectively subordinated.

The indenture governing the notes will not limit the amount of debt or other liabilities that we or any future subsidiary may incur.

Maturity	August 1, 2031, unless earlier converted, redeemed or repurchased.

Interest	2.750% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes—Special Interest as Sole Remedy for Certain Reporting Defaults.”

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Conversion Rights	Noteholders may convert their notes at their option at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 50 “VWAP trading days” (as defined in this prospectus supplement). Notwithstanding the foregoing and the provisions of “Description of Notes—Conversion Rights—Settlement Upon Conversion,” which provides that upon conversion, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, we will elect to irrevocably fix the settlement method to physical settlement in the indenture governing the notes and we will not be required to otherwise notify holders, the trustee or the conversion agent of such election or otherwise post an announcement of such election on our website or issue on a report on Form 8-K (or any successor form) disclosing such irrevocably elected settlement method. As a result, we will satisfy our conversion obligation by delivering shares of our common stock, together with cash in lieu of fractional shares, if applicable.

The initial conversion rate is 19.4932 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $51.30 per share, and is subject to adjustment as described in this prospectus supplement.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See “Description of Notes—Conversion Rights.”

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Optional Redemption	The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on a redemption date on or after August 6, 2029 and on or before the 51st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding notes unless at least $50.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of the Noteholders After a Fundamental Change

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Limitation on Issuance of Shares of Common Stock upon Conversion

Notwithstanding anything to the contrary herein, a holder shall not have the right to convert all or any portion of the notes held by such holder, to the extent that immediately prior to, or immediately after giving effect to such conversion by such holder (together with its affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates), would beneficially own in excess of the beneficial ownership limitation applicable to such holder at such time, as described under “Description of Notes—Conversion Rights—Limitation on Issuance of Shares of Common Stock upon Conversion.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association.

Concurrent Common Stock Offering	Concurrently with this offering, we are offering 1,836,842 shares of our common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to 400,000 shares of common stock (or up to 2,172,368 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full). Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all.

No Public Market	The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time without notice in their sole discretion.

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Nasdaq Capital Market Symbol for Our Common Stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “CELC.” On July 29, 2025, the last reported sale price of our common stock was $38.50 per share.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $169.1 million (or approximately $194.5 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering for working capital and general corporate purposes, which may include clinical trial expenditures, commercial launch expenditures, research and development expenditures, capital expenditures, expansion of business development activities and other general corporate purposes. See “Use of Proceeds.”

Subject to the above, we may also use a portion of the net proceeds from this offering to acquire, in-license or invest in products, technologies or businesses that are complementary to our business. However, we currently have no agreements or commitments to complete any such transaction.

Risk Factors	Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the related sections of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to purchase the securities offered hereby.

U.S. Federal Income Tax Considerations	For a description of the material U.S. federal income tax considerations of owning, converting and disposing of the notes and owning and disposing of shares of our common stock into which the notes may be converted, see “Material U.S. Federal Income Tax Considerations.”

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No Capped Call Transactions

In connection with the pricing of the notes, we have determined that we will not enter into the capped call transactions with one or more of the underwriters or affiliates thereof and/or other financial institutions (the “option counterparties”) as initially contemplated. As a result of the our determination not to enter into the capped call transactions, certain investors in the notes that were expecting to hedge their equity price risk through certain derivative transactions with the option counterparties may instead hedge their equity price risk after the pricing of the notes by entering into derivative transactions with other parties or selling shares of the common stock, which could adversely affect the market price of our common stock and the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Not entering into the capped call transactions may affect the market price of the notes and our common stock.”

Book-Entry Form

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes.

See “Description of Notes—Book Entry, Settlement and Clearance.”

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RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the risks described below and those discussed in our Annual Report under the section titled “Risk Factors” in Part I, Item 1A, in our Q1 Quarterly Report under the section titled “Risk Factors” in Part II, Item 1A, and in our other filings with the SEC before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially our financial statements and related notes, before making an investment decision. As used in this section, “we,” “our” and “us” refer to Celcuity Inc.

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our future subsidiaries.

The notes will be our general, unsecured, senior obligations and will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, including any borrowings under the Term Loans, to the extent of the value of the collateral securing that indebtedness. In addition, because we have no subsidiaries, the notes will be structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our future subsidiaries.

As of March 31, 2025, we had $100.0 million aggregate principal amount of indebtedness for borrowed money, all of which was secured indebtedness consisting of the Term Loans (with up to an additional $80.0 million available to be drawn by us under the A&R Loan Agreement upon the achievement of certain clinical trial milestones and the satisfaction of certain financial covenants, of which, $30.0 million is expected to be drawn in late August 2025 prior to the expiration of the Term D Draw Period (as defined in the A&R Loan Agreement)). The indenture governing the notes will not prohibit us or any future subsidiary from incurring additional indebtedness, including senior or secured indebtedness, in the future.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our future subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of March 31, 2025, we had $100.0 million aggregate principal amount of indebtedness for borrowed money, all of which was secured indebtedness consisting of the Term Loans. We will incur $175.0 million (or, if the underwriters exercise their over-allotment option in full, $201.25 million) principal amount of additional indebtedness as a result of this offering. Following this offering, we may incur additional indebtedness to meet future financing needs. For example, we intend to draw down our $30.0 million Term D Loan in late August 2025 prior to the expiration of the Term D Draw Period on August 31, 2025, and have an additional $50.0 million in incremental Term Loans that can be drawn under the A&R Loan Agreement upon the achievement of certain clinical milestones. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

●	increasing our vulnerability to adverse economic and industry conditions;

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●	limiting our ability to obtain additional financing on acceptable terms or at all;

●	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

●	limiting our flexibility to plan for, or react to, changes in our business;

●	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

●	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, the A&R Loan Agreement contains, and any future indebtedness that we may incur after this offering may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately due and payable in full. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity and our other indebtedness may limit our ability to repurchase the notes or to pay any cash amounts due upon their maturity

Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously converted, redeemed or repurchased. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity. Our failure to repurchase notes or to pay any cash amounts due upon their maturity when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full after any applicable notice or grace periods. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Notwithstanding the provisions of “Description of Notes—Conversion Rights—Settlement Upon Conversion,” which provides that upon conversion, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, we will elect to irrevocably fix the settlement method to physical settlement in the indenture governing the notes and we will not be required to otherwise notify holders, the trustee or the conversion agent of such election or otherwise post an announcement of such election on our website or issue on a report on Form 8-K (or any successor form) disclosing such irrevocably elected settlement method. As a result, we will satisfy our conversion obligation by delivering shares of our common stock, together with cash in lieu of fractional shares, if applicable.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

●	certain stock dividends, splits and combinations;

●	the issuance of certain rights, options or warrants to holders of our common stock;

●	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

●	cash dividends on our common stock; and

●	certain tender or exchange offers.

See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

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Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash, or a make-whole fundamental change, in which case you will not be entitled to an increased conversion rate under the make-whole fundamental change provisions of the notes.

If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, if a “make-whole fundamental change” occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” However, the definitions of “fundamental change” and “make-whole fundamental change” are limited to specific corporate events and do not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes or a make-whole fundamental change that would result in an increased conversion rate. Nonetheless, these events could significantly increase the amount of our indebtedness, harm any credit rating that we may have at that time or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” occur (including conversions of notes that are called or deemed called for redemption), then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change (including an optional redemption of their notes), the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $425.00 per share of common stock or less than $38.00 per share of common stock (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 23.3157 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change (including for notes converted in connection with a redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

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There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time without notice in their sole discretion. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes may be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Special Note About Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.

The issuance or sale of shares of our common stock, including sales made pursuant to the Concurrent Common Stock Offering, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.

We may conduct future offerings of common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of June 30, 2025, we have (i) 4,295,153 shares of our common stock reserved and available for issuance pursuant to our 2017 Employee Stock Purchase Plan and our Amended and Restated 2017 Stock Incentive Plan; (ii) 5,075,566 shares of our common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $10.44 per share; (iii) 2,131,510 shares of our common stock issuable upon the conversion of 213,151 shares of outstanding Series A Preferred Stock; (iv) 4,825,502 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $8.26 per share; and (v) 340,952 shares of our common stock issuable upon conversion of certain outstanding Term Loans under our A&R Loan Agreement at a conversion price of $10.00 per share. Concurrently with this offering, we are offering 1,836,842 of shares of our common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to 400,000 shares of common stock (or up to 2,172,368 of shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise in full their option to purchase additional shares of common stock) in the Concurrent Common Stock Offering. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.

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We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you do not receive a corresponding cash or property distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends on our common stock. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a distribution of money or other property, you may be deemed, for U.S. federal income tax purposes, to have received a distribution, which may be treated as a taxable dividend to the extent of our current or accumulated earnings and profits, without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations — Consequences to U.S. Holders — Constructive Distributions.”

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If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against payments on the notes (or, in certain circumstances, from the issuance of shares of common stock upon a conversion of the notes) or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the retirement of such note) or such common stock by you or from your other funds or assets. See “Material U.S. Federal Income Tax Considerations –Consequences to Non-U.S. Holders – Dividends and Constructive Distributions.”

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion of any note will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes—Definitions” and will consist of 50 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Notwithstanding the foregoing and the provisions of “Description of Notes—Conversion Rights—Settlement Upon Conversion,” which provides that upon conversion, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, we will elect to irrevocably fix the settlement method to physical settlement in the indenture governing the notes and we will not be required to otherwise notify holders, the trustee or the conversion agent of such election or otherwise post an announcement of such election on our website or issue on a report on Form 8-K (or any successor form) disclosing such irrevocably elected settlement method. As a result, we will satisfy our conversion obligation by delivering shares of our common stock, together with cash in lieu of fractional shares, if applicable.

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Your investment in the notes may be harmed if we redeem the notes.

We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after August 6, 2029 and on or before the 51st scheduled trading day immediately before the maturity date. See “Description of Notes—Optional Redemption.” If we redeem your notes, then the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or for any other lost time value of your notes. In addition, if we redeem your notes, you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.

In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. The after-tax interest expense associated with the notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

We have not reached a final determination regarding the accounting treatment for the notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the notes and calculate diluted earnings per share in a manner that is significantly different than described above.

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Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to global notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurance that you timely receive any such communications.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

S-15

Not entering into the capped call transactions may affect the market price of the notes and our common stock.

In connection with the pricing of the notes, we have determined that we will not enter into the capped call transactions with the option counterparties, as initially contemplated. As a result of our determination not to enter into the capped call transactions, certain investors in the notes that were expecting to hedge their equity price risk through certain derivative transactions with the option counterparties may instead hedge their equity price risk after the pricing of the notes by entering into derivative transactions with other parties or selling shares of the common stock, which could adversely affect the market price of the notes and our common stock. The potential effect, if any, of these transactions and activities on the market price of the notes or our common stock will depend in part on market conditions and cannot be ascertained at this time. We do not make any representation or prediction as to the direction or magnitude of any potential effect of such transactions or activities on the market price of the notes or our common stock.

The closing of this offering is not contingent upon the closing of the Concurrent Common Stock Offering, and vice versa.

The closing of this offering is not contingent upon the closing of the Concurrent Common Stock Offering. Therefore, it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all. Accordingly, if you decide to purchase the notes, you should be willing to do so whether or not we complete the Concurrent Common Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the common stock being offered in the Concurrent Common Stock Offering. See “Description of the Concurrent Common Stock Offering.”

We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Investors will need to rely upon the judgement of our management team with respect to the use of proceeds from this offering. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, and results of operations could be harmed, and the trading price of the notes and of our common stock could decline. Pending their use, we may invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing instruments such as U.S. government securities and municipal bonds, which may not generate a high yield for our stockholders.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $169.1 million (or approximately $194.5 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We estimate that the net proceeds to us from the Concurrent Common Stock Offering, if it is consummated as currently contemplated, will be approximately $79.6 million (or approximately $91.6 million if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering, for working capital and general corporate purposes. General corporate purposes may include clinical trial expenditures, commercial launch expenditures, research and development expenditures, capital expenditures, expansion of business development activities and other general corporate purposes. We may also use a portion of the proceeds for the potential acquisition of businesses, technologies, and products, although we have no current binding understandings, commitments, or agreements to do so.

Based on our current plans, we believe our existing cash, cash equivalents and short-term investments, the Term D Loan in the amount of $30.0 million, which we intend to borrow in late August 2025 before the August 31, 2025 deadline, the receipt of $36.4 million upon the exercise of warrants issued in our 2022 private placement that are likely to be exercised, in the discretion of such warrant holders, during the 75 days following the receipt of the Topline Data, the receipt of $50.0 million under the Term E Loan under the A&R Loan Agreement upon the achievement of certain clinical milestones (which may or may not be achieved), together with the net proceeds from this offering, and the net proceeds from the Concurrent Common Stock Offering, will be sufficient to fund our operating expenses and capital expenditure requirements into 2027, and which will enable us to, among other things, continue to fund our VIKTORIA-1 Phase 3 trial and VIKTORIA-2 Phase 3 trial, submit a New Drug Application (an “NDA”) for gedatolisib, and obtain a decision from the FDA related to such NDA and, if approved, commercially launch. We have based these estimates on assumptions that may prove to be incorrect, including that FDA approval of such NDA occurs without the need for more data than currently anticipated and that the commercial launch of our product candidate occurs on the anticipated timeline. Further, we could use our available capital resources sooner than we currently expect. This estimate does not give effect to any revenue we may generate on commercial sales of any products for which we obtain regulatory approval. In any event, we may require additional funding to be able to continue to advance our research and development pipeline, support our commercialization activities, or conduct additional business development activities. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

Subject to the above, we may also use a portion of the net proceeds from this offering to acquire, in-license or invest in products, technologies or businesses that are complementary to our business. However, we currently have no agreements or commitments to complete any such transaction.

Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments such as U.S. government securities and municipal bonds.

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CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of March 31, 2025:

●	on an actual basis; and

●	on an as further adjusted basis to give effect to (i) the issuance and sale of $175,000,000 aggregate principal amount of the notes we are offering (assuming the underwriters do not exercise their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses, and (ii) the completion of the Concurrent Common Stock Offering (assuming no exercise of the option of the underwriters to purchase additional shares of our common stock) at a public offering price of $38.00 per share of common stock and $37.999 per pre-funded warrant (and assuming the exercise of each pre-funded warrant at an exercise price of $0.001 per share), but without giving effect to the use of proceeds therefrom and excluding any resulting accounting associated with the exercise of the pre-funded warrants,

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our condensed financial statements and related notes. Because the completion of this offering is not contingent on the completion of the Concurrent Common Stock Offering, you should not assume that the Concurrent Common Stock Offering, as reflected in the as adjusted column in the table below, will take place.

	As of March 31, 2025
	Actual	As adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents(*)	$16,478	$265,128

Long-term debt:
Term Loans(1)	$105,342	$105,342
2.750% Convertible Senior Notes due 2031 offered hereby(2)	—	175,000
Total long-term debt	$105,342	$280,342

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized, 317,577 shares outstanding, actual and as adjusted	$—	$—
Common stock, $0.001 par value per share; 95,000,000 shares authorized; 37,839,392 shares outstanding, actual, 40,076,234 shares outstanding, as adjusted	38	40
Additional paid-in capital	395,482	480,480
Accumulated deficit	(308,852)	(308,852)
Total stockholders’ equity	$86,668	$171,668
Total capitalization	$192,010	$452,010

(1)	“Actual” reflects outstanding borrowings under the Term Loans, without deduction for debt discounts or issuance costs, but inclusive of incurred PIK interest and Final Fee, and does not reflect the additional $80.0 million available to be drawn by us under the A&R Loan Agreement upon the achievement of certain clinical trial milestones and the satisfaction of certain financial covenants, including the additional $30.0 million that we intend to draw down in late August 2025 prior the expiration of the Term D Draw Period on August 31, 2025.
(2)	The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.
(*)	Our cash, cash equivalents and short term investments are expected to be approximately $168.4 million as of June 30, 2025, as compared to $283.1 million as of June 30, 2024. The preceding preliminary financial information has been prepared by our management and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our interim financial statements as of and for the three-months and six-months ended June 30, 2025 subsequent to the completion of this offering. While we are currently unaware of any items that would require us to make adjustments to the preceding financial information, it is possible that we or our independent registered public accounting firm may identify such items as we complete our interim financial statements. Accordingly, undue reliance should not be placed on this preliminary financial information. This preliminary financial information is not necessarily indicative of any future period and should be read together with the sections entitled “Special Note About Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and with our condensed financial statements and the related notes incorporated by reference in this prospectus supplement.

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DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.

In this section, references to (i) “we,” “us” and “our” refer to Celcuity Inc. only and not to any of its subsidiaries; and (ii) any “note” refers to any authorized denomination of a note, unless the context requires otherwise. For purposes of the description below, the term “including” means “including without limitation.”

Generally

The notes will:

●	be our general unsecured, senior obligations;

●	initially be limited to an aggregate principal amount of $175,000,000 (or $201,250,000, if the underwriters’ over-allotment option is exercised in full);

●	bear cash interest from, and including, August 1, 2025, at an annual rate of 2.750%, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026;

●	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;

●	mature on August 1, 2031, unless earlier converted, redeemed or repurchased;

●	be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after August 6, 2029 and on or before the 51st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a “regular record date” (as defined below under the caption “—Interest”) to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “—Optional Redemption”;

●	be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

S-19

●	be convertible, at the noteholders’ option, into cash, shares of our common stock, $0.001 par value per share (subject to the provisions described below under the caption “—Conversion Rights—Effect of Common Stock Change Event,” our “common stock”), or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 19.4932 shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $51.30 per share of our common stock), under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”; provided that, notwithstanding the foregoing and the provisions of “—Conversion Rights—Settlement upon Conversion,” we will elect to irrevocably fix the settlement method to physical settlement in the indenture governing the notes and as a result, we will satisfy our conversion obligation by delivering shares of our common stock, together with cash in lieu of fractional shares, if applicable;

●	be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

●	initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by one or more separate CUSIP numbers or by no CUSIP number if they are not fungible, for U.S. federal income tax purposes, for federal securities laws purposes or for purposes of the “depositary procedures” (as defined below under the caption “—Definitions”), with the notes offered hereby or, if applicable, any other notes we issue under the indenture.

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.

Payments on the Notes

For purposes of the notes, the description below under this section titled “—Payments on the Notes” and in the following section titled “Registrar, Paying Agent and Conversion Agent” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Payment and Paying Agents.”

S-20

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

●	if the principal amount of such note is at least $2.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States specified in such request, by wire transfer of immediately available funds to such account; and

●	in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; (ii) with respect to any cash conversion consideration, the relevant conversion date; and (iii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Transfers and Exchanges

For purposes of the notes, the description below under this section titled “—Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Form; Exchange and Transfer.”

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

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Interest

The notes will bear cash interest at an annual rate of 2.750% (which we refer to as the “stated interest”), payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026 to the noteholders of record of the notes as of the close of business on the immediately preceding January 15 and July 15, respectively (whether or not a business day) (each, a “regular record date”). Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “—Events of Default—Default Interest”) payable on the notes, unless the context requires otherwise.

If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before a regular record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date and be payable on the immediately succeeding interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).

Ranking

The notes will be our general, unsecured, senior obligations and will be:

●	senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

●	equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes;

●	effectively subordinated to our existing and future secured indebtedness, including any borrowings under the Term Loans, to the extent of the value of the collateral securing that indebtedness; and

●	structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our future subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a “common equity” (as defined below under the caption “—Definitions”) holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

S-22

Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.

After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds from this offering as described in “Use of Proceeds,” as of March 31, 2025, the aggregate principal amount of our total indebtedness would have been $275.0 million, $100.0 million of which would have been secured indebtedness consisting of the Term Loans (with up to an additional $80.0 million available to be drawn by us under the A&R Loan Agreement upon the achievement of certain clinical trial milestones and the satisfaction of certain financial covenants) to which the notes would have been effectively subordinated.

See “Risk Factors—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”

Optional Redemption

We may not redeem the notes at our option at any time before August 6, 2029. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion (subject to the partial redemption limitation described below) in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after August 6, 2029 and on or before the 51st “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of our common stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send such redemption notice; and (ii) the trading day immediately before the date we send such notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $50.0 million (such requirement, the “partial redemption limitation”). In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “—Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.

The redemption date will be a business day of our choosing that is no more than 75, nor less than 55, scheduled trading days after the date we send the related redemption notice, as described below.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

We will send to each applicable noteholder, the trustee, the conversion agent (if other than the trustee) and the paying agent (if other than the trustee) notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.

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If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.

If we elect to redeem fewer than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 52nd scheduled trading day immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest described above on the redemption date).

Conversion Rights

Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), at any time until the close of business on the “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, into consideration that consists, at our election, of cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of 19.4932 shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $51.30 per share of our common stock).

Treatment of Interest Upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “—Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. We intend to take the position that upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share) and thereafter by shares of common stock.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

●	the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

●	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

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However, such noteholder need not deliver such cash:

●	if we have specified a redemption date that is after such regular record date and on or before the business day immediately after such interest payment date;

●	if such conversion date occurs after the regular record date immediately before the maturity date;

●	if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

●	to the extent of any overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

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Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

●	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

●	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

●	if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

●	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

●	deliver such note to the conversion agent (at which time such conversion will become irrevocable);

●	furnish any endorsements and transfer documents that we or the conversion agent may require;

●	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

●	if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name, in which case the noteholder will pay such tax.

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We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note when required (or a third party fails to make such payment in lieu of us in accordance with the provisions described below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—Repurchase by Third Party”).

Settlement Upon Conversion

Generally

Upon conversion, we may choose to pay or deliver, as applicable, cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 50 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “—Definitions”) that applies to the conversion.

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after May 1, 2031 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders, with a copy to the trustee and the conversion agent (if other than the trustee), no later than the open of business on May 1, 2031. If we elect a settlement method for a conversion with a conversion date that occurs before May 1, 2031, then we will send notice of such settlement method to the converting noteholder, with a copy to the trustee and the conversion agent (if other than the trustee), no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the business day before the related redemption date; and (ii) if the related redemption date is on or after May 1, 2031, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after May 1, 2031.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.

The “default settlement method” will initially be physical settlement. However, we may, from time to time, change the default settlement method to any settlement method that we are then permitted to elect by sending notice of the new default settlement method to the noteholders, the trustee and the conversion agent (if other than the trustee). In addition, we may, by notice to the noteholders, the trustee and the conversion agent (if other than the trustee), elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election or default settlement method change will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

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If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

Notwithstanding anything in the foregoing to the contrary, we will elect to irrevocably fix the settlement method to physical settlement in the indenture governing the notes and we will not be required to otherwise notify holders, the trustee or the conversion agent of such election or otherwise post an announcement of such election on our website or issue on a report on Form 8-K (or any successor form) disclosing such irrevocably elected settlement method. As a result, we will satisfy our conversion obligation by delivering shares of our common stock, together with cash in lieu of fractional shares, if applicable.

Consideration Due Upon Conversion

Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

●	if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

●	if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; or

●	if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of our common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

Delivery of the Conversion Consideration

Except as described below under the captions “—Conversion Rate Adjustments” and “—Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion on or before the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the scheduled trading day immediately before the maturity date.

Limitation on Issuance of Shares of Common Stock upon Conversion

Notwithstanding anything herein to the contrary, a holder shall not have the right to convert all or any portion of the notes held by such holder, to the extent that immediately prior to, or immediately after giving effect to such conversion by such holder (together with its affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates (such persons, collectively, the “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by a holder and its affiliates and Attribution Parties shall not include the number of shares of common stock that would be issuable upon (i) conversion of the non-converted portion of the notes beneficially owned by such holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any of our other securities, in each case, to the extent subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by each holder that we are not representing to such holder that such calculation is in compliance with Section 13(d) of the Exchange Act and that such holder is solely responsible for any schedules required to be filed in accordance therewith. A determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes hereof, in determining the number of outstanding shares of common stock, a holder may rely on the number of outstanding shares of our common stock as reflected in (i) our most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us setting forth the number of shares of common stock outstanding. Upon the written request of a holder, we shall, within one trading day, confirm orally and in writing to such holder the number of shares of our common stock then outstanding. In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of our securities by such holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of common stock was last publicly reported or confirmed to the holder.

The “Beneficial Ownership Limitation” shall initially be 4.99% of the number of shares of our common stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the notes. A holder, upon written notice to us, may increase or decrease the Beneficial Ownership Limitation provisions herein applicable to such holder (but not as to any other holder); provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of our common stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the notes. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to us.

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When Converting Noteholders Become Stockholders of Record

The person in whose name any share of our common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)       Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:

CR0 = the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the “effective date” (as defined below under the caption “—Definitions”) of such stock split or stock combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0 = the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

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(2) Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0 = the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS = the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3) Spin-Offs and Other Distributed Property.

(a) Distributions Other Than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

●	dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

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●	dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

●	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;

●	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

●	a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

●	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply, then the conversion rate will be increased based on the following formula:

where:

CR0 = the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP = the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV = the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

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(b) Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0 = the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1 = the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV = the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and

SP = the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:

CR0 = the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP = the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and

D = the cash amount distributed per share of our common stock in such dividend or distribution.

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However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0 = the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1 = the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC = the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

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To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

●	except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

●	the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

●	the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

●	the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

●	solely a change in the par value of our common stock; or

●	accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders, the trustee and the conversion agent (if other than the trustee) containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

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Tax Considerations

A holder or beneficial owner of the notes may, in some circumstances, including a distribution of money or other property to our common stockholders, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate (or the non-occurrence of an adjustment to the conversion rate), see “Material U.S. Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of any note (in the case of physical settlement), or each VWAP trading day of an observation period for any note (in the case of cash settlement or combination settlement); (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) May 1, 2031. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

●	a note is to be converted and physical settlement or combination settlement applies to such conversion;

●	the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

●	the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and

●	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

●	Notwithstanding anything to the contrary, if:

●	a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;

●	a note is to be converted pursuant to physical settlement or combination settlement;

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●	the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

●	the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and

●	such shares would be entitled to participate in such dividend or distribution,

then:

●	in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of common stock had such shares been entitled to participate in such dividend or distribution; and

●	in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan in effect.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

Make-Whole Fundamental	Stock Price
Change Effective Date	$38.00	$44.00	$51.30	$58.00	$66.69	$80.00	$100.00	$125.00	$250.00	$425.00
August 1, 2025	6.8225	5.3318	4.0879	3.2867	2.5478	1.8071	1.1604	0.7208	0.0931	0.0000
August 1, 2026	6.8225	5.3318	4.0519	3.2171	2.4576	1.7104	1.0740	0.6538	0.0787	0.0000
August 1, 2027	6.8225	5.2811	3.9053	3.0448	2.2768	1.5409	0.9367	0.5541	0.0604	0.0000
August 1, 2028	6.8225	5.1200	3.6667	2.7803	2.0115	1.3040	0.7555	0.4299	0.0418	0.0000
August 1, 2029	6.8225	4.8334	3.2774	2.3664	1.6143	0.9709	0.5211	0.2825	0.0248	0.0000
August 1, 2030	6.8225	4.2939	2.5698	1.6495	0.9780	0.4998	0.2384	0.1273	0.0106	0.0000
August 1, 2031	6.8225	3.2341	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

●	if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

●	if the stock price is greater than $425.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $38.00 (subject to adjustment in the same manner), per share of our common stock, then no additional shares of our common stock will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 26.3157 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed called) for redemption, and not with respect to the notes not called (or deemed called) for redemption. Accordingly, if we elect to redeem fewer than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “—Optional Redemption.”

As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “—Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling such note for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row ( i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

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Notice of Make-Whole Fundamental Change

If a make-whole fundamental change occurs pursuant to clause (i) of the definition thereof, then, promptly and in no event later than the second business day immediately after the make-whole fundamental change effective date of such make-whole fundamental change, we will notify the noteholders of the occurrence of such make-whole fundamental change and of such make-whole fundamental change effective date. We will provide notice of a make-whole fundamental change that occurs pursuant to clause (ii) of the definition thereof in the related optional redemption notice in the manner described above under the caption “—Optional Redemption.”

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

●	recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

●	consolidation, merger, combination or binding or statutory share exchange involving us;

●	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

●	other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

●	from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

●	if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the second business day after the relevant conversion date; and

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●	for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders, the trustee and the conversion agent (if other than the trustee) of such weighted average as soon as practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

We will provide notice of each common stock change event to noteholders, the trustee and the conversion agent (if other than the trustee) no later than the second business day after the effective date of the common stock change event, including a brief description of the event, its effective date and a brief description of the anticipated change in the conversion right of the notes.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note, the trustee and the conversion agent (if other than the trustee) before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

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Equitable Adjustments to Prices

Whenever any provision of the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, the daily VWAPs, the daily conversion values, the daily cash amounts or the daily share amounts over a period of multiple days (including over an observation period, to calculate an adjustment to the conversion rate and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change), we will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as applicable, of the event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder, the trustee and the conversion agent (if other than the trustee) notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

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A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon a fundamental change in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (including as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:

●	the reference property of such common stock change event consists entirely of cash in U.S. dollars;

●	immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated (i) assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change and (ii) without regard to the provision described in the second sentence of the second paragraph under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—Generally”); and

●	we timely send the notice relating to such fundamental change and common stock change event pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event—Notice of Common Stock Change Event” and include, in such notice, certain information set forth in the indenture, including a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

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Consolidation, Merger and Asset Sale

For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger or Sale.”

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:

●	the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “—Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

●	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets (other than by merger or consolidation) between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”).

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default under the Indenture.”

Generally

An “event of default” means the occurrence of any of the following:

(1) a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

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(2) a default for 30 consecutive days in the payment when due of interest on any note;

(3) our failure to deliver, when required by the indenture, a fundamental change notice or a notice of a make-whole fundamental change pursuant to the provisions described above under the caption “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Notice of Make-Whole Fundamental Change,” if such failure is not cured within three business days after its occurrence;

(4) a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence;

(5) a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;

(6) a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7) a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $15,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

●	constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

●	results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and

(8) a final judgment being rendered against us or any of our significant subsidiaries for the payment of at least $15,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9) certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

For the avoidance of doubt, any failure by us to provide any notice under the indenture other than as set forth in clause (3) above shall be subject to clause (6) above (including the 60-day cure period contained therein).

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Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs

For the avoidance of doubt, and without limiting the manner in which any default or event of default can be cured,

●	a default or event of default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

●	a default or event of default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “—Default Interest”) thereon; and

●	a default or event of default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such reporting event of default;

provided that (x) the cure of any event of default shall not invalidate any acceleration of the notes on account of such event of default that was properly effected prior to such time as such event of default was cured and (y) the cure of any reporting event of default shall not affect our obligation to pay any special interest that accrues prior to the time of such cure. In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.

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Notice of Defaults

If a default or event of default occurs, then we will, within 30 days after its first occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2025), with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default or event of default is cured or waived.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

●	such noteholder has previously delivered to the trustee notice that an event of default is continuing;

●	noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

●	such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

●	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

●	during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “—Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.

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Default Interest

Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the rate per annum at which stated interest accrues on the notes. We refer to such interest, if any, as “default interest.”

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which such reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which such reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which such reporting event of default is continuing and special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof, to, and including, the 365th day on which such reporting event of default is continuing and special interest accrues. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders, the trustee and the paying agent (if other than the trustee) before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification of Indenture; Waiver.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

●	reduce the principal, or change the stated maturity, of any note;

●	reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

●	reduce the rate, or extend the time for the payment, of interest on any note;

●	make any change that adversely affects the conversion rights of any note;

●	impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates;

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●	change the ranking of the notes;

●	make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

●	reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

●	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

●	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

●	add guarantees with respect to our obligations under the indenture or the notes;

●	secure the notes;

●	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

●	provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;

●	enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;

●	irrevocably elect physical settlement and eliminate cash settlement and combination settlement;

●	evidence or provide for the acceptance of the appointment of a successor trustee;

●	conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

●	provide for or confirm the issuance of additional notes pursuant to the indenture;

●	provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

●	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

●	make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.

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Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than current reports on Form 8-K or any successor form) within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any such report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Delivery of reports, information and documents to the trustee is for informational purposes only and receipt of such reports and documents will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants under the indenture or the notes or with respect to any reports or other documents filed with the SEC through the EDGAR system or any website under the indenture. Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee as a result of us filing such report with the SEC through the EDGAR system (or any successor thereto). We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.

Discharge

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAP, accrued interest on the notes, including any special interest, the redemption price, the fundamental change repurchase price and the conversion rate (including adjustments to the conversion rate). We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and/or its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.

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Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to, and will, send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below under this section titled “—Governing Law” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Governing Law.”

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

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“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Close of business” means 5:00 p.m., New York City time.

“Common equity” of any person means capital stock of such person that is generally entitled (i) to vote in the election of directors of such person; or (ii) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 19.4932 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

“Daily conversion value” means, with respect to any VWAP trading day, one-50th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 50.

“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CELC <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.

“Default interest” has the meaning set forth above under the caption “—Events of Default—Default Interest.”

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

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“DTC” means The Depository Trust Company.

“Effective date,” in relation to a stock split or stock combination of our common stock, means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;

(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii) our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv) our common stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

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For the avoidance of doubt, references to our “common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “—Conversion Rights—Effect of Common Stock Change Event—Generally” above.

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “—Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described above under the caption “—Optional Redemption”) for redemption pursuant to such notice and not with respect to any other notes.

“Make-whole fundamental change conversion period” has the following meaning:

(i)       in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

(ii)       in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).

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“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Maturity date” means August 1, 2031.

“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before May 1, 2031, the 50 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the business day before the related redemption date, the 50 consecutive VWAP trading days beginning on, and including, the 51st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after May 1, 2031, the 50 consecutive VWAP trading days beginning on, and including, the 51st scheduled trading day immediately before the maturity date.

“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that (i) if such business combination event is an exempted fundamental change, a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such business combination event will also constitute a qualified successor entity with respect to such business combination event, provided that, in the case of this clause (ii) all of the following conditions are satisfied: (1) either (x) such limited liability company or limited partnership is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; (2) such business combination event constitutes a common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of such limited liability company or limited partnership; and (3) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is an entity described in clause (ii)(2).

“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “—Optional Redemption.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.

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“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.

“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of our common stock).

“Stated interest” has the meaning set forth above under the caption “—Interest.”

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.

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“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

●	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

●	ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee, the paying agent or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;

●	a “banking organization” within the meaning of the New York State Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

●	a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

●	will not be entitled to have notes represented by the global note registered in their names;

●	will not receive or be entitled to receive physical, certificated notes; and

●	will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC or its nominee as the registered holder of the global note. None of us, the trustee (including in its capacity as paying agent) or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

●	DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

●	an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

●	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

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DESCRIPTION OF THE CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering, we are offering 1,836,842 shares of our common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to 400,000 shares of common stock (or up to 2,172,368 of shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full) pursuant to a separate prospectus supplement in an underwritten public offering. On July 29, 2025, the last reported sale price of our common stock was $38.50 per share. Based on 38,914,208 shares of our common stock outstanding as of June 30, 2025, plus 5,747,787 shares of common stock issuable upon the exercise of preexisting outstanding pre-funded warrants for nominal consideration, and assuming the sale of 1,836,842 shares of common stock in the Concurrent Common Stock Offering, plus 400,000 shares of common stock issuable upon exercise of the pre-funded warrants that are being issued in the Concurrent Common Stock Offering we will have 46,898,837 shares of common stock outstanding immediately following the Concurrent Common Stock Offering (assuming the underwriters of the Concurrent Common Stock Offering do not exercise their option to purchase additional shares of common stock).

The closing of this offering is not conditioned upon the closing of the Concurrent Common Stock Offering, and the closing of the Concurrent Common Stock Offering is not conditioned upon the closing of this offering. We cannot assure you that the Concurrent Common Stock Offering will be completed or, if completed, on what terms it will be completed. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy securities in the Concurrent Common Stock Offering.

See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Common Stock Offering.

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DESCRIPTION OF OTHER INDEBTEDNESS

The following discussion provides summary information about certain of our existing indebtedness and does not purport to be a complete description of all the information that might be important to you. It does not reflect the effects of any additional liquidity we may seek in the private markets. See “Summary—Recent Developments” for further discussion of our current liquidity position and the related risks described in the “Risk Factors” section of this prospectus supplement with respect to our current liquidity position. For additional information regarding the terms of our existing indebtedness, see our periodic reports, including our Annual Report, in particular the consolidated financial statements contained therein and the notes thereto, as filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Term Loans

On May 30, 2024, we entered into the Amended and Restated Loan and Security Agreement (the “Original A&R Loan Agreement”) with the Collateral Agent, and the lenders from time to time party thereto, including Innovatus, in its capacity as a lender, and Oxford, pursuant to which the lenders, agreed to make Term Loans to us, subject to certain terms and conditions set forth therein, in the aggregate principal amount of up to $180 million. The Original A&R Loan Agreement amended and restated, in its entirety, that certain Loan and Security Agreement, dated April 8, 2021, as amended, between us, Innovatus, as collateral agent, and the lenders party thereto (the “Prior Loan Agreement”).

Funding of the first $100 million under the Original A&R Loan Agreement occurred on May 30, 2024, consisting of tranches of $16.8 million (the “Term A Loan”) and $21.5 million (the “Term B Loan”), which collectively reflected repayment of the outstanding principal amount of loans under the Prior Loan Agreement plus accrued payment-in-kind interest, and $61.7 million of new borrowings (the “Term C Loan”). We believe we became eligible to draw on a fourth tranche of $30 million (the “Term D Loan”) as of July 28, 2025 and will become eligible to draw on a fifth tranche of $50 million (the “Term E Loan”) upon achievement of certain clinical trial milestones and satisfaction of certain financial covenants. The lenders may, in their sole discretion upon our request, make additional term loans to us of $45 million (the “Term F Loan” together with the Term A Loan, the Term B Loan, the Term C Loan, the Term D Loan and the Term E Loan, each, a “Term Loan” and collectively, the “Term Loans”). Funding of these additional tranches is also subject to other customary conditions and limits on when we can request funding for such tranches.

On May 13, 2025, we entered into the First Amendment to the Original Loan Agreement (the “First Amendment” and the Original A&R Loan Agreement, as amended by the First Amendment, the “Existing A&R Loan Agreement”), pursuant to which we agreed to (i) pay Oxford an amendment fee of $40,000 on the effective date of the First Amendment, (ii) extend to March 9, 2026 the expiration date of Innovatus’ right to convert up to 20% of the outstanding principal of the Term A Loan into shares of our common stock at a price per share of $10.00, (iii) extend the expiration date of the Term D Draw Period (as defined in the A&R Loan Agreement) to the earlier of (x) August 31, 2025 and (y) the occurrence of an Event of Default (as defined in the A&R Loan Agreement), (iv) update the liquidity covenant to increase the Minimum Liquidity Percentage (as defined in the A&R Loan Agreement) to 50% if we fail to achieve the Term D Milestone (as defined in the A&R Loan Agreement) prior to June 1, 2025 and to decrease the Minimum Liquidity Percentage back to 30% if we subsequently achieve the Term D Milestone prior to the end of the Term D Draw period, and (v) release the Collateral Agent and the lenders from any and all claims existing or arising through and including the effective date of the First Amendment, to the extent arising out of or related to the Original A&R Loan Agreement, the First Amendment and related documentation.

On July 28, 2025, we entered into the Second Amendment (the Existing A&R Loan Agreement, as amended by the Second Amendment, the “A&R Loan Agreement”). See “Summary—Recent Developments—Second Amendment to Amended and Restated Loan and Security Agreement” for further discussion of the Second Amendment. Pursuant to the A&R Loan Agreement, we are entitled to make interest-only payments until July 1, 2027, or July 1, 2028 if certain conditions are met. The Term Loans will mature on May 1, 2029 (the “Maturity Date”) and will bear interest at a rate equal to the sum of (a) the greater of (i) the Prime Rate (as defined in the A&R Loan Agreement) or (ii) 7.75%, plus (b) 2.85%, provided that 1.0% of such interest will be payable in-kind by adding an amount equal to such 1.0% of the outstanding principal amount to the then outstanding principal balance on a monthly basis through May 31, 2027. The A&R Loan Agreement is secured by all our assets. Proceeds will be used for working capital purposes and to fund our general business requirements, including the Phase 3 VIKTORIA-2 clinical trial. The A&R Loan Agreement contains customary representations and warranties and covenants, subject to customary carve-outs, and includes financial covenants related to liquidity and other financial measures. Innovatus has the right, at its election and until May 9, 2025, to convert up to 20% of the outstanding principal of the Term A Loan into shares of our common stock at a price per share of $10.00. Innovatus will continue to have the right to exercise a previously disclosed warrant granted to it under the Prior Loan Agreement to purchase 26,042 shares of common stock at a price per share of $14.40 through April 8, 2031.

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The A&R Loan Agreement contains a Final Fee, which is equal to 4.5% of the aggregate amount of the Term Loans funded and not converted into shares of our common stock in accordance with the A&R Loan Agreement and is due on the earliest to occur of (a) the Maturity Date, (b) the acceleration of any Term Loan, and (c) the prepayment of the Term Loans. There is also a contingent non-utilization fee for each of the Term D Loan and Term E Loan. Because we believe we achieved the Term D Milestone (as defined in the A&R Loan Agreement) on July 28, 2025, if we (i) fail to draw the full amount of the Term D Loan during the Term D Draw Period and (ii) fail to notify Collateral Agent, at any time before the date that is four weeks after our achievement of the Term D Milestone, of our intent not to draw the full amount of the Term D Loan, a non-utilization fee of $0.9 million with respect to the Term D Loan shall become due and payable on the earliest of (i) the termination of the Term D Draw Period, (ii) the Maturity Date, (iii) the acceleration of any Term Loan, and (iv) the prepayment in whole of the Term Loans. If we achieve the Term E Milestone (as defined in the A&R Loan Agreement) and (i) fail to draw the full amount of the Term E Loan during the Term E Draw Period (as defined in the A&R Loan Agreement) and (ii) fail to notify Collateral Agent, at any time before the date that is four weeks after our achievement of the Term E Milestone, of our intent not to draw the full amount of the Term E Loan, a non-utilization fee of $1.5 million with respect to the Term E Loan shall become due and payable on the earliest of (A) the termination of the Term E Draw Period, (B) the Maturity Date, (C) the acceleration of any Term Loan, and (D) the prepayment in whole of the Term Loans. After November 30, 2025, we shall have the option to prepay all, but not less than all, of the Term Loans advanced by the lenders under the A&R Loan Agreement, provided we (i) provide written notice to Collateral Agent of our election to prepay the Term Loans at least seven business days prior to such prepayment, and (ii) pay to lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share (as defined in the A&R Loan Agreement), an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Fee, (C) the Prepayment Fee (as defined in the A&R Loan Agreement), plus (D) all other outstanding Obligations (as defined in the A&R Loan Agreement) that are due and payable, including, without limitation, Lenders’ Expenses (as defined in the A&R Loan Agreement) and interest at the Default Rate (as defined in the A&R Loan Agreement) with respect to any past due amounts. After November 30, 2025, we shall have the option to prepay part of the Term Loans advanced by the lenders under the A&R Loan Agreement, provided we (i) provide written notice to the Collateral Agent of our election to prepay such part of the Term Loans at least seven business days prior to such prepayment, and (ii) pay to lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus accrued and unpaid interest thereon through the prepayment date, plus (B) all other outstanding Obligations that are due and payable, including, without limitation, Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. At May 30, 2024, we recognized the Final Fee of $4.5 million as additional debt principal and a corresponding debt discount to be amortized over the life of the loan.

In connection with the funding of each of the Term C Loan, the Term D Loan, the Term E Loan and the Term F Loan, we agreed to issue to Innovatus and Oxford warrants to purchase that number of shares of our common stock equal to 2.5% of the principal amount of the applicable Term Loan divided by the exercise price, which shall, with respect to the Term C Loan, be equal to the lower of (i) the volume weighted average closing price of our common stock for the five-trading day period ending on the last trading day immediately preceding the execution of the A&R Loan Agreement or (ii) the closing price on the last trading day immediately preceding the execution of the A&R Loan Agreement. Accordingly, on May 30, 2024, we issued 103,876 warrants with an exercise price of $14.84 per share. The relative fair value of the warrants was approximately $1.2 million. For the additional Term Loans, the exercise price will be based on the lower of (i) the exercise price for the Warrants issued pursuant to the Term C Loan or (ii) the volume weighted average closing price of our common stock for the five-trading day period ending on the last trading day immediately preceding the applicable Term Loan funding. The Warrants may be exercised on a cashless basis and are exercisable through the tenth anniversary of the applicable funding date. The number of shares of common stock for which each Warrant is exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in such Warrant.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations of the ownership, conversion and disposition of the notes issued pursuant to this offering and the ownership and disposition of the shares of our common stock into which the notes may be converted, but does not purport to be a complete analysis of all potential U.S. federal income or other tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations so as to result in U.S. federal income tax consequences different from those discussed below, including in a manner that may adversely affect an investor in the notes or the shares of our common stock into which the notes may be converted. Any such change or differing interpretation may be applied retroactively. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership, conversion or disposition of the notes, or of the ownership or disposition of the shares of our common stock into which the notes may be converted.

This summary addresses only notes held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the notes on original issuance for cash at their “issue price” (generally, the first price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and shares of common stock received upon conversion of such a note and held as a capital asset. This summary does not address all aspects of U.S. federal income taxes that may be relevant to investors in the notes or the shares of our common stock into which the notes may be converted (including any alternative minimum tax, the potential application of the Medicare contribution tax on net investment income and the special tax accounting rules under Section 451(b) of the Code), nor does it address all tax consequences that may be relevant to investors in light of their personal circumstances or particular situations, or the tax consequences applicable to taxpayers subject to special rules, such as:

●	brokers, dealers or traders in securities;
●	banks, insurance companies or other financial institutions;
●	regulated investment companies or real estate investment trusts;
●	tax-exempt entities or governmental organizations;
●	tax-qualified retirement plans;
●	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
●	persons holding notes or shares of common stock received upon conversion of the notes as a part of an integrated or conversion transaction or as part of a hedge, straddle, or other risk reduction strategy;
●	persons deemed to sell notes or common stock received upon conversion of the notes under the constructive sale provisions of the Code;
●	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;
●	partnerships, S corporations or other pass-through entities or arrangements or investors in such entities or arrangements;
●	persons holding (actually or constructively) more than 5% of our common stock;
●	persons that participate in the Concurrent Common Stock Offering; and
●	U.S. expatriates and former citizens or long-term residents of the United States.

If an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes holds notes or shares of common stock received upon conversion of the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding notes or shares of common stock received upon conversion of the notes and the partners in such partnerships should consult their tax advisors.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP, CONVERSION AND DISPOSITION OF NOTES AND THE OWNERSHIP AND DISPOSITION OF THE SHARES OF COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, a “U.S. holder” is a beneficial owner of a note or share of common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect to be treated as a United States person.

As used herein, a “non-U.S. holder” is a beneficial owner of a note or share of common stock received upon conversion of a note that is an individual, corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), estate or trust that is not a U.S. holder.

Consequences to U.S. Holders

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. In such case, stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.

Additional Payments

In certain circumstances, we may elect or be obligated to make payments on the notes in excess of stated principal and interest. We believe that there is only a remote possibility that we would be required to pay additional interest. We, therefore, intend to take the position that these contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable Treasury Regulations. Assuming such position is respected, although it is not free from doubt, a U.S. holder would be required to include in income (as ordinary income) the amount of any such additional payments at the time such payments are paid or accrued in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Our position that the notes are not contingent payment debt instruments is binding on a U.S. holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, a U.S. holder would, among other things, be required to accrue interest income at a rate higher than the stated interest on the notes, regardless of the U.S. holder’s regular method of tax accounting, and to generally treat as ordinary income (rather than capital gain) any gain recognized on a sale, exchange, redemption, repurchase or other taxable disposition of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments and that no such other payments will be due. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

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Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes

Except as provided below under “— Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Exchange in Lieu of Conversion”) equal to the difference between the amount realized (which excludes accrued but unpaid interest, which will be treated as described above under “— Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. The amount realized by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note upon such taxable disposition. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note, increased by the amount, if any, included in income as a deemed dividend by the U.S. holder upon an adjustment (or failure to make an adjustment) to the conversion rate of the note, as described in “— Constructive Distributions” below.

Any gain or loss recognized on a taxable disposition of a note generally will be capital gain or loss. If, at the time of the sale, exchange, redemption, repurchase or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss generally will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

In the case of an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Exchange in Lieu of Conversion,” the U.S. holder’s tax basis in any shares of our common stock received will equal the fair market value of such shares on the date of the exchange, and the U.S. holder’s holding period in such shares will begin the day after the date of the exchange.

Conversion of Notes

If a U.S. holder presents a note for conversion, the U.S. holder may receive solely cash, solely shares of our common stock, or a combination of cash and shares of our common stock in exchange for the note, depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder will generally recognize gain or loss upon such conversion, and the U.S. holder’s gain or loss generally will be determined in the same manner as if the U.S. holder disposed of the note in a taxable disposition (as described above under “— Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes”).

As described below, the tax treatment of a conversion of a note into common stock, or into a combination of cash and common stock, is, in each case, uncertain and subject to different possible characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion. In general, the U.S. federal income tax treatment will depend on whether the conversion is treated as a recapitalization (which requires that a note be treated as a “security” for U.S. federal income tax purposes) or, alternatively, as a conversion of a portion of the note into common stock and a taxable sale of a portion of the note for cash.

We intend to take the position that the notes are securities for relevant U.S. federal income tax purposes, and that if common stock, or a combination of cash and shares of our common stock, is received by a U.S. holder upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Exchange in Lieu of Conversion,” which would be taxable as described above under “— Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes”), we intend to treat the conversion as a recapitalization for U.S. federal income tax purposes. However, as noted above, this position is not free from doubt and there can be no assurance in this regard. For example, the term “security” is not defined in the Code or the Treasury Regulations and has not been clearly defined by judicial decisions. Therefore, a note may not constitute a “security” for U.S. federal income tax purposes notwithstanding our position.

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If the notes are securities and the conversion is treated as a recapitalization for U.S. federal income tax purposes, gain, but not loss, generally would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock (including any fractional share) and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “— Interest on the Notes,” and other than any cash received in lieu of a fractional share) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). Cash received in lieu of a fractional share of our common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock should generally result in capital gain or loss, which would be equal to the difference between the amount of cash received in lieu of a fractional share and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and generally would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

The tax basis of the shares of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s tax basis in a fractional share of our common stock will be determined by allocating such U.S. holder’s tax basis in the shares of our common stock, as determined in accordance with the previous sentence, between the shares of our common stock actually received and the fractional share of our common stock deemed received upon conversion, in accordance with their respective fair market values. A U.S. holder’s holding period for the shares of our common stock would include the period during which the U.S. holder held the note, except that the holding period for any common stock received with respect to accrued but unpaid interest would commence on the day after such common stock is received.

If the conversion of a note into common stock, or into a combination of cash and shares of our common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Exchange in Lieu of Conversion,” which would be taxable as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”) were not treated as a recapitalization as discussed above, under an alternative U.S. federal income tax characterization, the cash payment, if any, received (excluding cash attributable to accrued but unpaid interest) may be treated as proceeds from the redemption of a portion of the note and taxed in the manner described above under “— Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes.” In such case, our common stock received on such a conversion (other than common stock attributable to accrued and unpaid interest) would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any cash received in lieu of a fractional share (as described above). In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata between the portion of the note that is treated as converted into common stock (including any fractional shares) and the portion of the note that is treated as sold for cash based on the relative fair market values of our common stock and the cash received (excluding any cash attributable to accrued but unpaid interest). The holding period for our common stock received in the conversion would include the holding period for the note, except that the holding period for any common stock received with respect to accrued but unpaid interest would commence on the day after such common stock is received.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash should consult its own tax advisor concerning the appropriate treatment of such payment.

As described above in the section titled “Description of Notes — Conversion Rights — Treatment of Interest Upon Conversion,” our delivery of cash, shares of our common stock, or a combination of cash and shares of our common stock will generally be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes. We intend to take the position that upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share), and this discussion assumes that such position will be respected.

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This “— Conversion of Notes” section should be read in conjunction with the discussion under “— Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change may be treated as a taxable stock dividend.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not result in a deemed distribution to a U.S. holder.

Certain of the possible conversion rate adjustments (or failures to make adjustments) provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made (or not made), a U.S. holder of notes may, depending on the circumstances, including whether we have paid in the past or will pay in the future distributions on our stock or interest on other convertible debt (if any), be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may, in some circumstances, be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain as described below under “— Distributions on our Common Stock.”

However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received as described below under “— Distributions on our Common Stock.” It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be withheld from or set off against payments of cash and common stock payable on the notes (or, in certain circumstances, from any payments on the common stock) or sales proceeds payable to or other funds or assets of the U.S. holder. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors regarding the tax treatment of a constructive distribution.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from information reporting. Proposed Treasury Regulations address the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the notes, payments on our common stock or sales proceeds received by, or other funds or assets of, an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The regulations, if finalized, will be effective for deemed distributions occurring on or after the date of their adoption as final regulations, but holders of notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

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Distributions on our Common Stock

Distributions, if any, made on our common stock received upon conversion of the notes, other than certain pro rata distributions of common stock or rights to acquire common stock, generally will be included in the income of a U.S. holder of our common stock as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be applied against and reduce the U.S. holder’s adjusted tax basis in our common stock (but not below zero) as a tax-free return of capital and, to the extent in excess of such adjusted tax basis, will be treated as capital gain from the sale or exchange of such common stock and taxed as described below in “— Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Common Stock.” Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

Sales, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon sales, exchanges, certain redemptions or other taxable dispositions of our common stock received upon conversion of the notes, a U.S. holder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition, and (ii) the U.S. holder’s adjusted tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock generally will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, exchange, redemption or other taxable disposition of our common stock is more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of a Change in Conversion Consideration

In certain situations, the notes may become convertible into shares of an acquirer or other consideration. Depending on the circumstances, such an event could result in a deemed taxable exchange of the notes to a U.S. holder, potentially resulting in the recognition of taxable gain or loss, and the modified notes could be treated as newly issued at that time. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the ownership and conversion of the modified notes as well as the ownership of the shares of the applicable acquirer or other consideration may be different from the U.S. federal income tax consequences addressed in this discussion. In particular, whether or not such an event results in a deemed taxable exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer stock of the notes’ obligor. Holders of the notes should consult their tax advisors regarding U.S. federal income tax considerations relating to a change in conversion consideration.

Consequences to Non-U.S. Holders

Interest on the Notes

Subject to the discussions below under “Information Reporting and Backup Withholding — Non-U.S. Holders” and “Foreign Account Tax Compliance Act,” interest paid on a note to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, provided that:

●	such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;
●	the non-U.S. holder does not actually or constructively (pursuant to the conversion feature of the notes or otherwise) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

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●	the non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership as described in Section 881(c)(3)(C) of the Code;
●	the non-U.S. holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and
●	the non-U.S. holder (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includible in the non-U.S. holder’s gross income. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed place of business, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any amount treated as a dividend (as discussed above under “Consequences to U.S. Holders — Distributions”) paid to a non-U.S. holder with respect to shares of common stock received upon conversion (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, as described above under “Consequences to U.S. Holders — Constructive Distributions”) generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends (including constructive dividends) that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed place of business, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received (or deemed received) by a foreign corporation may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from or set off against payments of interest and payments of cash or common stock upon conversion, repurchase, redemption or maturity of the notes, payments on our common stock received upon conversion of the notes or sales proceeds received by, or other funds or assets of, such non-U.S. holder.

A non-U.S. holder of the notes or shares of common stock received upon conversion of the notes who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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Sale, Exchange, Certain Redemptions and Repurchases, Certain Conversions or Other Taxable Dispositions of Notes or Common Stock

Subject to the discussion below under “Information Reporting and Backup Withholding — Non-U.S. Holders,” any gain recognized by a non-U.S. holder on the sale, exchange (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Exchange in Lieu of Conversion”), certain redemptions and repurchases, certain conversions or other taxable dispositions of a note or common stock will not be subject to U.S. federal income tax unless:

●	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed place of business);
●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the note or common stock, as the case may be, and certain other conditions are met.

If a non-U.S. holder’s gain is described in the first bullet point above, the non-U.S. holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, repurchase, conversion or other taxable disposition of a note or common stock, generally in the same manner as if the non-U.S. holder were a U.S. holder, and, if the non-U.S. holder is a foreign corporation, the non-U.S. holder additionally may be subject to a branch profits tax equal to 30% of the non-U.S. holder’s effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.

If a non-U.S. holder’s gain is described in the second bullet point above, the non-U.S. holder will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though the non-U.S. holder is not considered a resident of the United States.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and other business assets, however, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Any amounts (including common stock) that a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note that are attributable to accrued but unpaid interest will be treated as interest and subject to the rules described above under “— Interest on the Notes.”

Conversion of Notes

A non-U.S. holder’s conversion of a note into shares of our common stock or a combination of cash and shares of our common stock may be treated for U.S. federal income tax purposes as a non-taxable exchange or, alternatively, may give rise to gain recognized on the disposition of a note or a fractional share and/or income recognized on the receipt of accrued but unpaid interest, as described above under “Consequences to U.S. Holders — Conversion of Notes.” To the extent a non-U.S. holder recognizes gain with respect to the disposition of a note or a fractional share, such gain will be treated as described above under “— Sale, Exchange, Certain Redemptions and Repurchases, Certain Conversions or Other Taxable Dispositions of Notes or Common Stock.” To the extent a non-U.S. holder receives amounts attributable to accrued but unpaid interest in connection with a conversion, such amounts will be taxed in the manner described above under “— Interest on the Notes.”

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Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest and deemed dividends on the notes (if any), dividends on our common stock received upon conversion of the notes and the proceeds of a sale or other taxable disposition of a note or common stock received upon conversion of the notes paid to a U.S. holder, unless the U.S. holder is an exempt recipient, and if required, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of interest and deemed distributions on the notes (if any) and distributions on our common stock to non-U.S. holders, as well as the amount of tax, if any, withheld with respect to those payments, must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed distributions, distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed dividends on a note or dividends on our common stock, provided the non-U.S. holder certifies its non-U.S. status on a validly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (and the applicable payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other taxable disposition of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the certification described above has been received, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”) generally impose a withholding tax at a rate of 30% on certain types of “withholdable payments” (as specifically defined for purposes of FATCA) paid to (i) a “foreign financial institution” (as specifically defined for purposes of FATCA), or FFI, whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent or U.S. tax authorities with a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (x) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (y) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. FFIs located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The applicable Treasury Regulations and administrative guidance currently provide that the FATCA withholding rules will apply to payments of interest and dividends (including deemed dividends) on the notes and on our common stock received upon conversion of the notes regardless of when they are made (or deemed made). If an interest or dividend payment or a deemed dividend (if any) is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Consequences to Non-U.S. Holders — Interest on the Notes” or “Consequences to Non-U.S. Holders — Dividends and Constructive Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While the Code provides that withholding under FATCA generally also will apply to payments of gross proceeds from the sale or other disposition of the notes or the shares of our common stock into which the notes may be converted, proposed Treasury Regulations have been released that, if finalized in their present form, would eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to the proposed Treasury Regulations states that taxpayers generally may rely on them until final Treasury Regulations are issued. Holders are encouraged to consult their tax advisors regarding the implications of these rules on their investment in the notes and the shares of common stock into which the notes may be converted.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated July 30, 2025, among us and Jefferies LLC, TD Securities (USA) LLC, and Leerink Partners LLC as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes shown opposite its name below:

Underwriter	Principal Amount of Notes
Jefferies LLC	$87,500,000
TD Securities (USA) LLC	$43,750,000
Leerink Partners LLC	$35,000,000
LifeSci Capital LLC	$8,750,000
Total	$175,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes will constitute a new class of securities with no established trading market. The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an additional $26,250,000 aggregate principal amount of notes, solely to cover over-allotments, from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this over-allotment option, each underwriter will be obligated, subject to specified conditions, to purchase an additional principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above. Any notes issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

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Commission and Expenses

The underwriters have advised us that they propose to offer the notes to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $18.00 per note. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $18.00 per note to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes). Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Note		Total
	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes
Public offering price(1)	100.00%	100%	$175,000,000	$201,250,000
Underwriting discounts and commissions paid by us	3.00%	3.00%	$5,250,000	$6,037,500
Proceeds to us, before expenses	97.00%	97.00%	$169,750,000	$195,212,500

(1) Plus accrued interest from August 1, 2025.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $673,077. The underwriters have agreed to reimburse us for certain of the expenses in connection with this offering. We have also agreed to reimburse the underwriters for up to $7,500 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

No Listing

The notes will not be listed on any securities exchange or included in any quotation system.

No Sales of Similar Securities

We, our executive officers, directors and certain holders of our outstanding capital stock have agreed for the 60 days after the date of this prospectus without the prior written consent of the representatives and subject to specified exceptions, not to directly or indirectly:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, hypothecate or grant any securities interest in, transfer or dispose of any shares of common stock or related securities (as defined in the lock-up agreement) currently owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) after the date of this prospectus;

●	effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-l(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act);

●	Enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

●	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of commons stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

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●	effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting our outstanding shares of commons stock; or

●	publicly announce an intention to do any of the foregoing.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus.

The representatives may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. Except for customary lock-up exceptions, including with respect to our Open Market Sale AgreementSM with Jefferies LLC, and the common stock to be issued and sold pursuant to the Concurrent Common Stock Offering, there are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of raising or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market, or preventing or retarding a decline in the market price of the notes.

Establishing short sales positions may involve either “covered” short sales or “naked” short sales. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option. The underwriters may close out any covered short position by exercising their over-allotment option, in whole or in part, or by purchasing notes on the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the underwriters’ over-allotment option. “Naked” short sales are sales in excess of the underwriters’ over-allotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of notes in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Settlement

We expect to deliver the notes in book-entry form through the facilities of DTC on or about August 1, 2025, which will be the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

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Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

ICR Capital LLC is acting as our financial advisor for this transaction, for which we will pay an advisory fee.

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The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, on February 4, 2022 we entered into an Open Market Sale AgreementSM with Jefferies LLC pursuant to which we may offer and sell shares of our common stock from time to time through Jefferies LLC acting as our sales agent.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Concurrent Common Stock Offering

Concurrently with this offering, we are conducting a public offering of 1,836,842 shares of our common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to 400,000 shares of common stock (or up to 2,172,368 of shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full). Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy our common stock to be issued in the Concurrent Common Stock Offering.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

b)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

c)	a person associated with the Company under Section 708(12) of the Corporations Act; or

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d)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of the securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

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Canada

Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

●	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

●	where required by law, the purchaser is purchasing as principal and not as agent, and

●	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

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Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Language of Documents

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Hong Kong

No securities have been offered or sold, and no securities be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

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LEGAL MATTERS

Faegre Drinker Biddle & Reath LLP will pass upon the validity of the notes offered hereby on behalf of Celcuity Inc. Cooley LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2024 and December 31, 2023, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Boulay PLLP, an independent registered public accounting firm, and given on the authority of said firm as experts in auditing and accounting.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC related to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. In addition, our filings are available from our website at www.celcuity.com. None of the information on our website constitutes a part of this prospectus supplement.

We are “incorporating by reference” into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (other than information that we have furnished (rather than filed) on Form 8-K, which information is expressly not incorporated by reference herein):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on May 16, 2025, June 30, 2025, July 28, 2025 and July 29, 2025; and

●	the description of our common stock set forth in our registration statement on Form 8-A (Registration No. 001-38207), filed with the SEC under Section 12(b) of the Exchange Act on September 15, 2017, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Celcuity Inc.
16305 36th Avenue N., Suite 100
Minneapolis, MN 55446
Attn: Investor Relations
Tel: (763) 392-0123

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PROSPECTUS

CELCUITY INC.

$400,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

The securities covered by this prospectus may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CELC.” On August 28, 2024, the closing price of our common stock was $16.59.

Investing in our securities involves risks. See “Risk Factors” on page 6. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2024.

ABOUT THIS PROSPECTUS

The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “CELC,” the “Company,” “we,” “us,” “our” and similar names refer to Celcuity Inc.

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OUR COMPANY

Business Overview

We are a clinical-stage biotechnology company focused on the development of targeted therapies for the treatment of multiple solid tumor indications. Our lead therapeutic candidate is gedatolisib, a potent, well-tolerated, small molecule reversible inhibitor, administered intravenously, that selectively targets all Class I isoforms of phosphatidylinositol-3-kinase (PI3K) and the two mechanistic target of rapamycin (mTOR) sub-complexes, mTORC1 and mTORC2. Gedatolisib’s mechanism of action and pharmacokinetic properties are highly differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together.

In April 2021, we obtained exclusive global development and commercialization rights to gedatolisib under a license agreement with Pfizer, Inc. We believe there is significant potential for gedatolisib to address breast and prostate cancer tumors, and it has the potential to be used in other tumor types where the PAM pathway is either: i) driving tumorigenesis directly; ii) cooperating with other dysregulated signaling pathways; or iii) a mechanism of resistance to other drug therapies.

In 2022, the Company began enrolling patients in VIKTORIA-1, a Phase 3 study evaluating gedatolisib and fulvestrant with and without Ibrance® (palbociclib) as second line treatment for patients with HR+, HER2- advanced breast cancer. In early 2024, the Company began enrolling patients in CELC-G-201, a Phase 1b/2 study evaluating gedatolisib combined with Nubeqa® (darolutamide) in patients with metastatic castration resistant prostate cancer (mCRPC). In May 2024, the Company announced plans to initiate VIKTORIA-2, a Phase 3 trial evaluating gedatolisib combined with fulvestrant plus a CDK 4/6 inhibitor as first-line treatment for patients with HR+, HER2- advanced breast cancer. The first patient is expected to be enrolled in the second quarter of 2025. We expect gedatolisib to:

●	Overcome limitations of therapies that only inhibit a single Class I PI3K isoform or only one mTOR kinase complex.

Gedatolisib is a pan-class I isoform PI3K inhibitor with low nanomolar potency for the p110α, p110β, p110γ, and p110δ isoforms and mTORC1 and mTORC2 complexes. Each PI3K isoform and mTOR complex is known to preferentially affect different signal transduction events that involve tumor cell survival, depending upon the aberrations associated with the linked pathway. When a therapy only inhibits a single Class I isoform (e.g., alpelisib, a PI3K-α inhibitor) or only one mTOR kinase complex (e.g., everolimus, an mTORC1 inhibitor), numerous feedforward and feedback loops between the PI3K isoforms and mTOR complexes cross-activate the uninhibited sub-units. This, in turn, induces compensatory resistance that can reduce the efficacy of isoform specific PI3K or single mTOR kinase complex inhibitors. Inhibiting all four PI3K isoforms and both mTOR complexes, as gedatolisib does, thus prevents the confounding effect of isoform interaction that may occur with isoform-specific PI3K inhibitors and the confounding interaction between PI3K isoforms and mTOR.

●	Be Better tolerated by patients than oral PI3K and mTOR drugs.

Gedatolisib is administered intravenously (IV) on a four-week cycle of three weeks-on, one week-off, in contrast to the orally administered pan-PI3K or dual PI3K/mTOR inhibitors that are no longer being clinically developed. Oral pan-PI3K or PI3K/mTOR inhibitors have repeatably been found to induce significant side effects that were not well tolerated by patients. This typically leads to a high proportion of patients requiring dose reductions or treatment discontinuation. The challenging toxicity profile of these drug candidates ultimately played a significant role in the decisions to halt their development, despite showing promising efficacy. By contrast, gedatolisib stabilizes at lower concentration levels in plasma compared to orally administered PI3K inhibitors, resulting in less toxicity, while maintaining concentrations sufficient to inhibit PI3K/mTOR signaling.

Isoform-specific PI3K inhibitors administered orally were developed to reduce toxicities in patients. While the range of toxicities associated with isoform-specific inhibitors is narrower than oral pan-PI3K or PI3K/mTOR inhibitors, administering them orally on a continuous basis still leads to challenging toxicities. The experience with an FDA approved oral p110-α specific inhibitor, Piqray, illustrates the challenge. In its Phase 3 pivotal trial Piqray was found to induce a Grade 3 or 4 adverse event (AE) related to hyperglycemia in 39% of patients evaluated. In addition, 26% of patients discontinued alpelisib due to treatment related adverse events. By contrast, in the 103-patient dose expansion portion of the Phase 1b clinical trial with gedatolisib, only 7% of patients experienced Grade 3 or 4 hyperglycemia and less than 9% discontinued treatment.

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As of June 30, 2024, 492 patients with solid tumors have received gedatolisib in eight completed clinical trials. Of the 492 patients, 129 were treated with gedatolisib as a single agent in three clinical trials. The remaining 363 patients received gedatolisib in combination with other anti-cancer agents in five clinical trials. Additional patients received gedatolisib in combination with other anti-cancer agents in nine investigator sponsored clinical trials.

A Phase 1b trial (B2151009) evaluating patients with HR+/HER2- metastatic breast cancer was initiated in 2016 and subsequently enrolled 138 patients. Four patients from this study continue to receive study treatment, as of June 30, 2024, each of whom have received study treatment for more than five years. The B2151009 clinical was an open label, multiple arm Phase 1b study that evaluated gedatolisib in combination with palbociclib (CDK4/6 inhibitor) and fulvestrant or letrozole in patients with HR+/HER2- advanced breast cancer. Thirty-five patients were enrolled in two dose escalation arms to evaluate the safety and tolerability and to determine the maximum tolerated dose (MTD) of gedatolisib when used in combination with the standard doses of palbociclib and endocrine therapy (letrozole or fulvestrant). The MTD was determined to be 180 mg administered intravenously once weekly. A total of 103 patients were subsequently enrolled in one of four expansion arms (A, B, C, D).

High objective overall response rates (ORR) were observed in all four expansion arms and were comparable in each arm for PIK3CA WT and PIK3CA MT patients. As of the data cut-off date, March 16, 2023, for treatment- naïve patients in Escalation Arm A and Expansion Arm A (n=41), median progression free survival (mPFS) was 48.6 months, median duration of response (mDOR) was 46.9 months, and ORR was 79%, respectively. This data compares favorably to published data for current first-line standard-of-care treatments for patients with HR+, HER2- advanced breast cancer. In patients who received prior hormonal therapy alone or in combination with a CDK4/6 inhibitor (Arms B, C, and D), ORR (including unconfirmed partial responses) ranged from 36% to 77%. Each arm achieved its primary endpoint target, which was reporting higher ORR in the study arm than ORR from either the PALOMA-2 (ORR=55%) study that evaluated palbociclib plus letrozole for Arm A or the PALOMA-3 study (ORR=25%) that evaluated palbociclib plus fulvestrant for Arms B, C, and D. For all enrolled patients, a clinical benefit rate (CBR) of ≥ 79% was observed. Median progression-free survival (PFS) was 12.9 months for patients who received a prior CDK4/6 inhibitor and were treated in the study with the Phase 3 dosing schedule (Arm D).

Gedatolisib combined with palbociclib and endocrine therapy demonstrated a favorable safety profile with manageable toxicity. The majority of treatment emergent adverse events were Grade 1 and 2. The most frequently observed adverse events included stomatitis/mucosal inflammation, the majority of which were Grade 1 and 2. The most common Grade 4 AEs were neutropenia and neutrophil count decrease, which were assessed as related to treatment with palbociclib. No grade 5 events were reported in this study.

We are currently enrolling patients in a Phase 3, open-label, randomized clinical trial (VIKTORIA-1) to evaluate the efficacy and safety of two regimens in adults with HR+/HER2- advanced breast cancer whose disease has progressed after prior CDK4/6 therapy in combination with an aromatase inhibitor: 1) gedatolisib in combination with palbociclib and fulvestrant; and 2) gedatolisib in combination with fulvestrant. Approximately two hundred clinical sites in North America, Europe, South America, Asia, and Australia have been selected to participate in the study. The first clinical site was activated in the third quarter of 2022, and the first patient was dosed in December 2022.

The VIKTORIA-1 clinical trial will enable separate evaluation of subjects according to their PIK3CA status. Subjects who meet eligibility criteria and are PIK3CA WT will be randomly assigned (1:1:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm A), gedatolisib and fulvestrant (Arm B), or fulvestrant (Arm C). Subjects who meet eligibility criteria and are PIK3CA MT will be randomly assigned (3:3:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm D) or alpelisib and fulvestrant (Arm E), or gedatolisib and fulvestrant (Arm F). Enrollment of the PIK3CA wild-type cohort is more than 80% complete and expected to reach the enrollment target during Q4 2024. The PIK3CA wild-type cohort represents approximately 60% of the total patients enrolled to date in VIKTORIA-1. In light of this, we expect topline data for the PIK3CA WT cohort to shift to sometime between late Q4 2024 and Q1 2025.

We received approval from the FDA in mid-2023 to proceed with the clinical development of gedatolisib in combination with Nubeqa® (darolutamide), an approved androgen receptor inhibitor, for the treatment of patients with mCRPC. We have since initiated a Phase 1b/2 study (CELC-G-201) that will enroll up to 54 participants with mCRPC who progressed after treatment with an androgen receptor inhibitor. We dosed our first patient in this trial in February 2024.

In the Phase 1b portion of the study, Celcuity expects that 36 participants will be randomly assigned to receive 600 mg darolutamide combined with either 120 mg gedatolisib in Arm 1 or 180 mg gedatolisib in Arm 2. An additional 12 participants will then be enrolled in the Phase 2 portion of the study at the recommended phase 2 dose (RP2D) level to enable evaluation of 30 participants treated with the RP2D of gedatolisib.

The primary objectives of the Phase 1b portion of the trial include assessment of the safety and tolerability of gedatolisib in combination with darolutamide and determination of the recommended Phase 2 dose of gedatolisib. The primary objective of the Phase 2 portion of the trial is to assess the radiographic progression-free survival (rPFS) at six months of patients who received the RP2D.

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The Phase 3 VIKTORIA-2 clinical trial, an open-label, randomized study to evaluate the efficacy and safety of gedatolisib combined with fulvestrant plus a CDK4/6 inhibitor in comparison to fulvestrant plus a CDK4/6 inhibitor as first-line treatment for patients with HR+/HER2- advanced breast cancer who are endocrine therapy resistant, will be initiated in 2025. For the CDK4/6 inhibitor, investigators may choose either ribociclib or palbociclib. The safety profile of gedatolisib combined with fulvestrant and palbociclib is well described, but the investigational combination of gedatolisib with ribociclib has not yet been clinically tested. Therefore, a safety run-in of approximately 12-36 subjects will evaluate the safety profile of gedatolisib combined with ribociclib and fulvestrant. The safety run-in will be completed, and gedatolisib’s Phase 3 dose confirmed, before enrolling patients in the Phase 3 portion of the study.

For the Phase 3 study, approximately 638 subjects who meet the eligibility criteria will be assigned to a cohort based on their PIK3CA mutation status. After the investigator selects the CDK4/6 inhibitor for a subject, the subject will then be randomly assigned on a 1:1 basis to either Arm A (gedatolisib, fulvestrant, and Investigator’s choice of ribociclib or palbociclib) or Arm B (fulvestrant and Investigator’s choice of ribociclib or palbociclib).

The clinical trial primary endpoints are progression free survival (PFS), per RECIST 1.1 criteria, as assessed by blinded independent central review. The primary PFS endpoints will be evaluated separately in subjects who are PI3KCA wild type and PI3KCA mutant.

The study’s design was reviewed and discussed with the U.S. Food and Drug Administration (FDA) during a Type C meeting. This global trial is expected to enroll subjects at up to 200 clinical sites across North America, Europe, Latin America, and Asia. Celcuity expects to enroll the first patient in the second quarter of 2025.

During the quarter ended June 30, 2024, the Company raised $129.0 million in gross proceeds from equity and debt financings, which we expect to provide sufficient cash to finance our operations and pay obligations when due through 2026.

Authorized Share Increase

Our Certificate of Incorporation currently authorizes the issuance of up to 65,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, $0.001 par value per share. As of August 9, 2024, 37,030,155 shares of our Common Stock were issued and outstanding and 20,754,742 shares of Common Stock were reserved for issuance upon the exercise of outstanding equity awards and other convertible securities. The 7,215,103 shares of Common Stock available for issuance (after taking into account the number of shares of Common Stock that are outstanding and reserved) represent approximately 11.1% of the 65,000,000 shares of Common Stock authorized for issuance under our Certificate of Incorporation.

As disclosed in our Definitive Proxy Statement on Schedule 14A that we filed with the Securities and Exchange Commission on August 28, 2024, which is incorporated herein by reference, we have asked our stockholders to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 shares to 95,000,000 shares at a Special Meeting of Stockholders (the “Special Meeting”) to be held on October 7, 2024. Our ability to offer and sell the maximum number of securities offered by this prospectus, based on a closing price of our Common Stock of $16.59 as of August 28, 2024, is conditioned upon receipt of stockholder approval of this proposal and subsequent effectiveness of the proposed Certificate of Amendment to our Certificate of Incorporation, a form of which is included with Exhibit 3.2 and incorporated herein by reference. If the holders of a majority of the shares of Common Stock casting votes, either in person or by proxy, do not vote in favor of this proposal at the Special Meeting, we may still offer and sell securities under this prospectus, but the number of such securities that may be offered and sold will be limited by the number of authorized shares of Common Stock available for issuance under our Certificate of Incorporation. If this proposal is approved by our stockholders at the Special Meeting, the amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Additional Information

Our principal executive office is located at 16305 36th Avenue North, Suite 100, Minneapolis, Minnesota. Our telephone number is (763) 392-0767, and our website is www.celcuity.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus or the information incorporated herein by reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act. We may remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus and the information incorporated herein by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

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RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 27, 2024 with the Securities and Exchange Commission (“SEC”), which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to such an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus, and any prospectus supplement, is accurate only as of the date on the front cover of this prospectus, and any prospectus supplement, or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus, any prospectus supplement and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our clinical trial plans and the estimated timelines and costs for such trials;

●	our plans to develop and commercialize our products, and our expectations about the market opportunity for gedatolisib tests, and our ability to serve those markets;

●	our expectations with respect to our competitive advantages, including the potential efficacy of gedatolisib in various patient types alone or in combination with other treatments;

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●	our expectations regarding the timeline of patient enrollment and results from clinical trials, including our existing Phase 3 VIKTORIA-1 clinical trial and Phase 1b/2 study and clinical trial, as well as our planned Phase 3 VIKTORIA-2 clinical trial for gedatolisib;

●	our expectations with respect to the development, validation, required approvals, costs and timelines of gedatolisib;

●	our beliefs related to the potential benefits resulting from Breakthrough Therapy designation for gedatolisib;

●	our beliefs about our ability to capitalize on the exclusive global development and commercialization rights obtained from our license agreement with Pfizer with respect to gedatolisib;

●	our plans with respect to research and development and related expenses for the foreseeable future;

●	our beliefs with respect to the potential rate and degree of market acceptance, both in the United States and internationally, and clinical utility of our therapeutics, diagnostic platform and tests;

●	our intended business development activities, including collaborations with pharmaceutical companies;

●	our expectations with respect to accessing our current debt facility or any other debt facility or other capital sources in the future;

●	our beliefs regarding the adequacy of our cash on hand to fund our research and development expenses, capital expenditures, working capital, sales and marketing expenses, and other general corporate expenses, as well as the increased costs associated with being a public company; and

●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, including our gedatolisib drug candidate and our CELsignia platform and tests.

These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Certain risks, uncertainties and other factors include, but are not limited to, our limited operating history; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the uncertainty regarding market acceptance of our products and services by physicians, patients, third-party payors and others in the medical community; uncertainty with respect to the size of market opportunities available to us; uncertainty regarding the pricing of drug products and molecular and other diagnostic products and services that compete or may compete with us; uncertainty with insurance coverage and reimbursement for our products and services; the potential impact of public health matters on our business and clinical study activities; difficulties we may face in managing growth, such as hiring and retaining key personnel; changes in government regulations; costs to comply with evolving regulations; and obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us. See “Risk Factors” beginning on page 6 of this prospectus for additional risks, uncertainties and other factors applicable to the Company.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for working capital and general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities (including sales, marketing and reimbursement functions) and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

The amounts and timing of our expenditures will depend on numerous factors, including the status, results and timing of our current and expected clinical trials involving gedatolisib and other corporate developments. Accordingly, our management will have broad discretion over the use of the net proceeds from the sale of any securities offered by us.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, including our affiliates, or through a combination of any of these methods. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	at negotiated prices.

We may also sell securities covered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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We may provide underwriters, dealers and agents with indemnification against civil liabilities related to the offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, agents and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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SECURITIES WE MAY OFFER

This prospectus contains summary descriptions the common stock, preferred stock, warrants, debt securities, and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to applicable Delaware law, our certificate of incorporation, as amended, and bylaws, copies of which are filed as Exhibits 3.1 and 3.3, respectively, to the registration statement of which this prospectus forms a part and are incorporated herein by reference. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of August 30, 2024, our authorized capital consists of:

●	65,000,000 shares of common stock, $0.001 par value per share; and

●	2,500,000 shares of preferred stock, $0.001 par value per share, of which 1,850,000 shares are designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The number of authorized shares of common stock may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the shares of common stock casting votes at a properly convened meeting of Company stockholders. Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation increasing the authorized number of shares of the Company’s Common Stock from 65,000,000 shares to 95,000,000 shares (the “Authorized Share Amendment”). We expect to submit the Authorized Share Amendment to Company stockholders at a special meeting of stockholders and, if the Authorized Share Amendment is approved by stockholders, we plan to effect the Authorized Share Amendment by filing a Certificate of Amendment to our Certificate of Incorporation. We cannot guarantee that stockholders will approve the Authorized Share Amendment. See the Definitive Proxy Statement on Schedule 14A filed by the Company on August 28, 2024, and the proposed Certificate of Amendment to our Certificate of Incorporation included in Exhibit 3.2 to this registration statement, which are incorporated herein by reference.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

Dividend Rights

Holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Right to Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004.

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The Nasdaq Capital Market

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CELC.”

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 2,500,000 shares of preferred stock in one or more series. Our board of directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors is able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock. See also “Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions” below.

On May 16, 2022, in connection with a Securities Purchase Agreement, dated May 15, 2022, by and among the Company and the Investors named therein, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, designating 1,850,000 shares out of the authorized but unissued shares of our preferred stock as Series A Preferred Stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our Company. A summary of these provisions is as follows:

●	Board of directors vacancies. Our bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

●	No cumulative voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting.

●	Stockholder action; special meetings of stockholders. Our certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Issuance of undesignated preferred stock. As of August 30, 2024, we have 650,000 shares of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue this preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Amendment of charter and bylaw provisions. The affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock is required to amend, alter or repeal certain provisions of our certificate of incorporation, as amended, including the provision noted above regarding stockholders not being able to act by written consent. A majority of our board of directors has authority to adopt, amend or repeal provisions of our bylaws. Stockholders also have the authority to adopt, amend or repeal provisions of our bylaws, but only with the affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate office of the transfer agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

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Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

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Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities f any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification, or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (the “DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.celcuity.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 27, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed on May 15, 2024 and August 14, 2024, respectively;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 29, 2024, May 13, 2024, May 30, 2024 and May 31, 2024;

●	Our definitive Proxy Statements filed on March 28, 2024 and August 28, 2024; and

●	The description of our common stock contained in our registration statement on Form 8-A filed September 15, 2017, under the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Celcuity Inc.

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
Attention: Investor Relations
Phone: (763) 392-0123

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.celcuity.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the issuance of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Any underwriters or agents will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements as of December 31, 2023 and December 31, 2022 and for the years ended December 31, 2023 and December 31, 2022, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Boulay PLLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

20

$175,000,000

2.750% Convertible Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	TD Cowen	Leerink Partners

Lead Manager

LifeSci Capital

Financial Advisor to Celcuity Inc.

ICR Capital LLC

July 30, 2025